6,500,000 Shares

WELLCARE HEALTH PLANS, INC.

COMMON STOCK, PAR VALUE $.01

UNDERWRITING AGREEMENT

June [ ], 2005

June [ ], 2005

Morgan Stanley & Co. Incorporated
Lehman Brothers Inc.
SG Cowen & Co., LLC
UBS Securities LLC
Wachovia Capital Markets, LLC

c/o	Morgan Stanley & Co. Incorporated 1585 Broadway New York, New York 10036

Dear Sirs and Mesdames:

     The shareholder of WellCare Health Plans, Inc., a Delaware corporation (the “Company”), named in Schedule I-A hereto (“TBI”) and the Shareholders of the Company named in Schedule I-B hereto (the “Management Selling Shareholders” and, together with TBI, the “Selling Shareholders”) severally propose to sell to the several Underwriters named in Schedule II hereto (the “Underwriters”), an aggregate of 6,500,000 shares (the “Firm Shares”) of the common stock, par value $.01, of the Company (the “Common Stock”), each Selling Shareholder selling the amount set forth opposite such Selling Shareholder’s name in Schedule I-A or I-B hereto, as applicable. TBI proposes to sell to the several Underwriters not more than an additional 975,000 shares of Common Stock (the “Additional Shares”), if and to the extent that you, as Managers of the offering, shall have determined to exercise, on behalf of the Underwriters, the right to purchase such shares of common stock granted to the Underwriters in Section 3 hereof. The Firm Shares and the Additional Shares are hereinafter collectively referred to as the “Shares.”

     The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement, including a prospectus, relating to the Shares. The registration statement as amended at the time it becomes effective, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A under the Securities Act of 1933, as amended (the “Securities Act”), is hereinafter referred to as the “Registration Statement;” the prospectus in the form first used to confirm sales of Shares is hereinafter referred to as the “Prospectus.” If the Company has filed an abbreviated registration statement to register additional shares of Common Stock pursuant to Rule 462(b) under the Securities Act (the “Rule 462 Registration Statement”), then any reference herein to the term “Registration Statement” shall be deemed to include such Rule 462 Registration Statement.

     1. Representations and Warranties of the Company. The Company represents and warrants to and agrees with each of the Underwriters that:

          (a) Based on advice from the Commission, the Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or, to the knowledge of the Company, threatened by the Commission.

          (b) (i) The Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) the Registration Statement, when it became effective, and the Prospectus, as of its date, complied and each of the Registration Statement and the Prospectus, as of each Closing Date, will comply and, as amended or supplemented, if applicable, as of the date of such amendment or supplement, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder; and (iii) the Prospectus, as of its date and as of each Closing Date, did not and will not contain and, as amended or supplemented, if applicable, as of the date of such amendment or supplement, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Registration Statement or the Prospectus based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein.

          (c) The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole (collectively, the “WellCare Group”).

          (d) Each subsidiary of the Company has been duly incorporated or organized, as the case may be, is validly existing as a corporation or limited liability company in good standing under the laws of the jurisdiction of its incorporation or organization, as the case may be, has the power (corporate or limited liability company, as the case may be) and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the WellCare Group; all of the issued shares of capital stock or membership interests, as the case may be, of each of the Company’s subsidiaries have been duly and validly authorized and issued or created, as the case may be, and, in the case of shares of capital stock, are fully paid and non-assessable; and in each case such capital stock or membership interest, as the case may be, is owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims, except as described in the Prospectus.

          (e) This Agreement has been duly authorized, executed and delivered by the Company.

          (f) The authorized capital stock of the Company conforms as to legal matters to the description thereof contained in the Prospectus; and except as disclosed in the Prospectus, there are no outstanding securities convertible into or exchangeable for, or warrants, rights or options to subscribe to or purchase from the Company, or obligation of the Company to issue, shares of Common Stock.

          (g) The shares of Common Stock (including the Shares to be sold by the Selling Shareholders) outstanding have been duly authorized and are validly issued, fully paid and non-assessable; and there are no restrictions on transfer of or encumbrances on the Shares to be sold by the Selling Shareholders pursuant to this Agreement under the laws of the Delaware General Corporation Law or the certificate of incorporation of the Company.

          (h) The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement will not contravene any provision of applicable law or the certificate of incorporation or by-laws of the Company, or any agreement or other instrument binding upon the Company or any of its subsidiaries that is material to the WellCare Group, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any of its subsidiaries; and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under this Agreement, except such as may be required by the Securities Act, the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), the rules and regulations of the New York Stock Exchange (the “NYSE”) or the securities or Blue Sky laws of the various states in connection with the offer and sale of the Shares.

          (i) There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the WellCare Group, from that set forth in the Prospectus (other than such change or development set forth in any amendments or supplements thereto subsequent to the date of this Agreement).

          (j) There are no legal or governmental proceedings pending or, to the knowledge of the Company, threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject that are required to be described in the Registration Statement or the Prospectus and are not so described or any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.

          (k) Each preliminary prospectus filed as part of the registration statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder.

          (l) The Company is not, and after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Prospectus, will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

          (m) The Company and each of its subsidiaries: (i) are in compliance with any and all applicable federal, state and local laws and regulations relating to the protection of human health and safety (“Health and Safety Laws”) and the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”); (ii) have received all permits, licenses or other approvals required of them under applicable Health and Safety and Environmental Laws to conduct their respective businesses; and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Health and Safety or Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a material adverse effect on the WellCare Group.

          (n) There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, singly or in the aggregate, have a material adverse effect on the WellCare Group.

          (o) There are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company or to require the Company to include such securities with the Shares registered pursuant to the Registration Statement, in each case except as described in the Prospectus.

          (p) Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, (i) none of the Company or any of its subsidiaries has incurred any material liability or obligation, direct or contingent, or entered into any material transaction not in the ordinary course of business; (ii) none of the Company or any of its subsidiaries has purchased any of its outstanding capital stock or membership units, or declared, paid or otherwise made any dividend or distribution of any kind on its capital stock or membership units; and (iii) there has not been any material change in the capital stock, membership units, short-term debt or long-term debt of any of the Company or its subsidiaries, except in each case as described in the Prospectus.

          (q) The Company and each of its subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them which is material to the WellCare Group, in each case free and clear of all liens, encumbrances and defects except such as are described in the Prospectus or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the WellCare Group; and any real property and buildings held under lease by each of the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and each of its subsidiaries, in each case except as described in the Prospectus.

          (r) Except as set forth in the Prospectus, (i) the Company and each of its subsidiaries own, possess, license or have other rights to use on reasonable terms, all material patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems, or procedures), trademarks, service marks and trade names, and domain names (in each case including all registrations and applications to register same), and other intellectual property, (collectively, the “Intellectual Property”) necessary for the operation of the business of the Company and each of its subsidiaries as now conducted; (ii) none of the Company or any of its subsidiaries has received any notice of infringement of or conflict with asserted rights of other parties with respect to such Intellectual Property, and the Company is unaware of any facts which would form a reasonable basis for a party to send such a notice; (iii) to the knowledge of the Company, there is no material infringement by third parties of any such Intellectual Property that is owned by or exclusively licensed to the Company or any of its subsidiaries; and (iv) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by any third party that the conduct of the business of the Company or any of its subsidiaries infringes or otherwise violates any Intellectual Property Rights of any third party, and the Company is unaware of any other fact which would form a reasonable basis for any such claim.

          (s) No material labor dispute with the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is imminent; and none of the Company or any of its subsidiaries is aware of any existing, threatened or imminent labor disturbance by the employees of any of its principal suppliers, manufacturers or contractors that could have a material adverse effect on the WellCare Group.

          (t) None of the following events has occurred or exists: (i) a failure to fulfill the obligations, if any, under the minimum funding standards of Section 302 of the United States Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and the regulations and published interpretations thereunder with respect to a Plan, determined without regard to any waiver of such obligations or extension of any amortization period; (ii) an audit or investigation by the Internal Revenue Service, the U.S. Department of Labor, the Pension Benefit Guaranty Corporation or any other federal or state governmental agency or any foreign regulatory agency with respect to the employment or compensation of employees by any member of the WellCare Group that could have a material adverse effect on the WellCare Group; or (iii) any breach by any member of the WellCare Group of any contractual obligation to employees that could have a material adverse effect on the WellCare Group. None of the following events has or is reasonably likely to occur: (A) a material increase in the aggregate amount of contributions required to be made to all Plans in the current fiscal year of the WellCare Group compared to the amount of such contributions made in the WellCare Group’s most recently completed fiscal year; (B) a material increase in the WellCare Group’s “accumulated post-retirement benefit obligations” (within the meaning of Statement of Financial Accounting Standards 106) compared to the amount of such obligations in the WellCare Group’s most recently completed fiscal year; (C) the termination of any Plan, the assets of which are not sufficient to pay benefit liabilities; or (D) the filing of a claim by one or more employees or former employees of the WellCare Group related to their employment that could have a material adverse effect on the WellCare Group. For purposes of this paragraph, the term “Plan” means a plan (within the meaning of Section 3(3) of ERISA) subject to Title IV of ERISA with respect to which any member of the WellCare Group may have any liability.

          (u) The Company and each of its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; and none of the Company or any of its subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a material adverse effect on the WellCare Group.

          (v) None of the Company or any of its subsidiaries is (i) in violation of its certificate of incorporation or bylaws or other organizational document, as the case may be, or (ii) in default in any material respect, and no event has occurred which, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, credit agreement or other agreement or instrument to which it is a party or by which it is bound or to which any of its property or assets is subject.

          (w) The Company and each of its subsidiaries (i) are in compliance with, and conduct their respective businesses in conformity with, all applicable federal, state and local laws and regulations, except where the failure to so comply or conform would not have a material adverse effect on the WellCare Group; (ii) have received all permits, licenses and other approvals issued by the appropriate federal, state or local regulatory authorities necessary to conduct their respective businesses, except where the failure to receive such permits, licenses or other approvals would not have a material adverse effect on the WellCare Group; (iii) are in compliance with all terms and conditions of any such permit, license or other approval, except where such noncompliance would not have a material adverse effect on the WellCare Group; and (iv) none of the Company or any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such permit, license or other approval which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a material adverse effect on the WellCare Group, except in each case as described in the Prospectus.

          (x) The Company and each of its subsidiaries have filed all federal, state and local tax returns required to be filed through the date of this Agreement or have requested extensions thereof (except for cases in which the failure to file would not have a material adverse effect on the WellCare Group) and have paid all taxes due thereon, and, except as currently being contested in good faith and for which reserves required by generally accepted accounting principles have been created on the financial statements of the Company, no tax deficiency has been determined adversely to the Company or any of its subsidiaries which has had (nor does the Company or any of its subsidiaries have any knowledge of any tax deficiency which, if determined adversely to the Company or any of its subsidiaries, could reasonably be expected to have) a material adverse effect on the WellCare Group.

          (y) The Company and each of its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

          (z) Based on its evaluation of its internal control over financial reporting, the Company is not aware that there has been, since the end of the Company’s most recent audited fiscal year, any material weakness or reportable condition in the Company’s internal control over financial reporting (whether or not remediated).

          (aa) The Company has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15 and 15d-15 under the Exchange Act); such disclosure controls and procedures are designed to ensure that material information relating to the Company, including its consolidated subsidiaries, is made known to the Company’s Chief Executive Officer and Chief Financial Officer by others within the Company, and such disclosure controls and procedures are effective to perform the functions for which they were established as of March 31, 2005; the Company’s auditor and the Audit Committee of its Board of Directors have been advised of: (i) any significant deficiencies in the design or operation of internal controls which could adversely affect the Company’s ability to record, process, summarize, and report financial data; and (ii) any fraud, whether or not material, that involves management or other employees who have a role in the Company’s internal controls; any material weaknesses in internal controls have been identified for the Company’s auditors; and since March 31, 2005, the date of the most recent evaluation of such disclosure controls and procedures, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses.

          (bb) Since July 7, 2004, the Company has not, directly or indirectly, including through any subsidiary: (i) extended credit, arranged to extend credit, or renewed any extension of credit, in the form of a personal loan, to or for any director or executive officer of the Company, or to or for any family member or affiliate of any director or executive officer of the Company; or (ii) made any material modification, including any renewal thereof, to any term of any personal loan to any director or executive officer of the Company, or any family member or affiliate of any director or executive officer, which loan was outstanding on July 30, 2002.

          (cc) The Company has not taken and will not take, directly or indirectly, any action which is designed to or which has constituted or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

          (dd) Deloitte & Touche LLP, who have certified certain financial statements of the Company and its subsidiaries, are independent public accountants as required by the Securities Act and the rules and regulations of the Commission thereunder.

          (ee) It is not necessary in connection with the contribution of Common Stock to any deferred compensation or other benefit plan to register any such Common Stock under the Securities Act, or to qualify any indenture under the Trust Indenture Act of 1939, as amended.

     2. Representations and Warranties of the Selling Shareholders.

          (a) TBI represents and warrants to and agrees with each of the Underwriters that:

            (i) This Agreement has been duly authorized, executed and delivered by or on behalf of TBI.

            (ii) The execution and delivery by TBI of, and the performance by TBI of its obligations under, this Agreement will not contravene any provision of applicable law or the partnership agreement of TBI or any agreement or other instrument binding upon TBI or any judgment, order or decree of any governmental body, agency or court having jurisdiction over TBI, except to the extent a consent or waiver has been obtained and remains in full force and effect; and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by TBI of its obligations under this Agreement, except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Shares.

            (iii) TBI is, and on the Closing Date (as defined below) or any Option Closing Date (as defined below), as the case may be, will be, the record owner of the Shares to be sold by TBI, free and clear of all security interests, claims, liens, equities or other encumbrances (other than pursuant to this Agreement), and has duly endorsed such Shares in blank; and TBI has the legal right and power, and all authorization and approval required by law, to enter into this Agreement and to sell, transfer and deliver the Shares to be sold by TBI.

            (iv) Upon payment for the Shares to be sold by TBI pursuant to this Agreement, delivery of such Shares, as directed by the Underwriters, to Cede & Co. (“Cede”) or such other nominee as may be designated by The Depository Trust Company (“DTC”), registration of such Shares in the name of Cede or such other nominee and the crediting of such Shares on the books of DTC to securities accounts of the Underwriters (assuming that neither DTC nor any such Underwriter has notice of any adverse claim (within the meaning of Section 8-105 of the New York Uniform Commercial Code (the “UCC”)) to such Shares), (A) DTC shall be a “protected purchaser” of such Shares within the meaning of Section 8-303 of the UCC, (B) under Section 8-501 of the UCC, the Underwriters will acquire a valid security entitlement in respect of such Shares and (C) no action based on any “adverse claim,” within the meaning of Section 8-102 of the UCC, to such Shares may be asserted against the Underwriters with respect to such Shares; for purposes of this representation, such Selling Shareholder may assume that when such payment, delivery and crediting occur, (x) such Shares will have been registered in the name of Cede or another nominee designated by DTC, in each case on the Company’s share registry in accordance with its certificate of incorporation, bylaws and applicable law, (y) DTC will be registered as a “clearing corporation” within the meaning of Section 8-102 of the UCC and (z) appropriate entries to the accounts of the several Underwriters on the records of DTC will have been made pursuant to the UCC.

            (v) TBI is not prompted by any information concerning the Company or its subsidiaries which is not set forth in the Prospectus to sell its Shares pursuant to this Agreement.

            (vi) (A) The Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and (B) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the representations and warranties set forth in this paragraph 2(a)(vi) are limited to statements or omissions made in reliance upon information relating to TBI furnished to the Company in writing by TBI expressly for use in the Registration Statement, the Prospectus or any amendments or supplements thereto.

            (vii) TBI has not taken and will not take, directly or indirectly, any action which is designed to or which has constituted or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of its Shares.

            (viii) Except as disclosed by TBI in writing to Morgan Stanley & Co. Incorporated (“Morgan Stanley”), neither TBI nor any of its affiliates directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, or has any other association with (within the meaning of Article 1(q) of the Bylaws of the National Association of Securities Dealers, Inc. (the “NASD”)), any member firm of the NASD.

          (b) Each Management Selling Shareholder represents and warrants to and agrees with each of the Underwriters that, with respect to such Management Selling Shareholder only:

            (i) This Agreement has been duly authorized, executed and delivered by or on behalf of such Management Selling Shareholder.

            (ii) The execution and delivery by such Management Selling Shareholder of, and the performance by such Management Selling Shareholder of its obligations under, this Agreement, the Stock Custody Agreement signed by such Management Selling Shareholder and EquiServe Trust Company, N.A., as Custodian, relating to the deposit of the Shares to be sold by such Management Selling Shareholder (the “Custody Agreement”) and the Power of Attorney appointing certain individuals as such Management Selling Shareholder’s attorneys-in-fact to the extent set forth therein, relating to the transactions contemplated hereby and by the Registration Statement (the

“Power of Attorney”) will not contravene (A) any provision of applicable law, (B) any agreement or other instrument binding upon such Management Selling Shareholder, except to the extent a consent or waiver has been obtained and remains in full force and effect or (C) any judgment, order or decree of any governmental body, agency or court having jurisdiction over such Management Selling Shareholder, except where such contravention would not impact in any material respect the consummation of such Management Selling Shareholder’s obligations under this Agreement, the Custody Agreement or such Management Selling Shareholder’s Power of Attorney; and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by such Management Selling Shareholder of its obligations under this Agreement or the Custody Agreement or Power of Attorney of such Management Selling Shareholder, except such as may be required by the Securities Act, the Exchange Act, the securities or Blue Sky laws of any jurisdiction, or the rules and regulations of the NASD in connection with the offer and sale of the Shares.

            (iii) Such Management Selling Shareholder is, and on the Closing Date will be, the record owner of the Shares to be sold by such Management Selling Shareholder (in the case of an individual, either individually or jointly with such individual’s spouse), free and clear of all security interests, claims, liens, equities or other encumbrances, and has duly endorsed such Shares in blank; and such Management Selling Shareholder has the legal right and power, and all authorization and approval required by law, to enter into this Agreement, the Custody Agreement and the Power of Attorney of such Management Selling Shareholder and to sell, transfer and deliver the Shares to be sold by such Management Selling Shareholder.

            (iv) The Custody Agreement and the Power of Attorney of such Management Selling Shareholder have been duly authorized, executed and delivered by such Management Selling Shareholder and are valid and binding agreements of such Management Selling Shareholder.

            (v) Upon payment for the Shares to be sold by such Management Selling Shareholder pursuant to this Agreement, delivery of such Shares, as directed by the Underwriters, to Cede or such other nominee as may be designated by DTC, registration of such Shares in the name of Cede or such other nominee and the crediting of such Shares on the books of DTC to securities accounts of the Underwriters (assuming that neither DTC nor any such Underwriter has notice of any adverse claim (within the meaning of Section 8-105 of the UCC) to such Shares), (A) DTC shall be a “protected purchaser” of such Shares within the meaning of Section 8-303 of the UCC, (B) under Section 8-501 of the UCC, the Underwriters will acquire a valid security entitlement in respect of such Shares and (C) no action based on any “adverse claim”, within the meaning of Section 8-102 of the UCC, to such Shares may be asserted against the Underwriters with respect to such Shares; for purposes of this representation, such Management Selling Shareholder may assume that when such payment, delivery and crediting occur, (x) such Shares will have been registered in the name of Cede or another nominee designated by DTC, in each case on the Company’s share registry in accordance with its certificate of incorporation, bylaws and applicable law, (y) DTC will be registered as a “clearing corporation” within the meaning of Section 8-102 of the UCC and (z) appropriate entries to the accounts of the several Underwriters on the records of DTC will have been made pursuant to the UCC.

            (vi) (A) Such Management Selling Shareholder has no reason to believe that the representations and warranties of the Company contained in Section 1 are not true and correct, is familiar with the Registration Statement and Prospectus and has no knowledge of any material fact, condition or information not disclosed in the Prospectus that has had, or may have, a material adverse effect on the WellCare Group; and (B) such Management Selling Shareholder is not prompted by any information concerning the Company or its subsidiaries which is not set forth in the Prospectus or the Registration Statement to sell its Shares pursuant to this Agreement.

            (vii) (A) The Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and (B) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the representations and warranties set forth in this paragraph 2(b)(vii) do not apply to statements or omissions in the Registration Statement or the Prospectus based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein.

            (viii) Such Management Selling Shareholder has not taken and will not take, directly or indirectly, any action which is designed to or which has constituted or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of its Shares.

            (ix) Except as disclosed by such Management Selling Shareholder in writing to Morgan Stanley, neither the Management Selling Shareholder nor any of his, her or its affiliates directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, or has any other association with (within the meaning of Article 1(q) of the Bylaws of the NASD), any member firm of the NASD.

     3. Agreements to Sell and Purchase.

          (a) Each Selling Shareholder, severally and not jointly, hereby agrees to sell to the several Underwriters, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees, severally and not jointly, to purchase from such Selling Shareholder at $[ ] a share (the “Purchase Price”) the number of Firm Shares (subject to such adjustments to eliminate fractional shares as you may determine) that bears the same proportion to the number of Firm Shares to be sold by such Selling Shareholder as the number of Firm Shares set forth in Schedule II hereto opposite the name of such Underwriter bears to the total number of Firm Shares.

          (b) On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, TBI agrees to sell to the Underwriters the Additional Shares, and the Underwriters shall have the right to purchase, severally and not jointly, up to 975,000 Additional Shares at the Purchase Price. You may exercise this right on behalf of the Underwriters in whole or from time to time in part by giving written notice of each election to exercise the option not later than 30 days after the date of this Agreement. Any exercise notice shall specify the number of Additional Shares to be purchased by the Underwriters and the date on which such shares are to be purchased. Each purchase date must be at least one business day after the written notice is given and may not be earlier than the Closing Date nor later than ten business days after the date of such notice. Additional Shares may be purchased as provided in Section 5 hereof solely for the purpose of covering over-allotments made in connection with the offering of the Firm Shares. On each day, if any, that Additional Shares are to be purchased (an “Option Closing Date”), each Underwriter agrees, severally and not jointly, to purchase the number of Additional Shares (subject to such adjustments to eliminate fractional shares as you may determine) that bears the same proportion to the total number of Additional Shares to be purchased on such Option Closing Date as the number of Firm Shares set forth in Schedule II hereto opposite the name of such Underwriter bears to the total number of Firm Shares.

          (c) The Company hereby agrees that, without the prior written consent of Morgan Stanley on behalf of the Underwriters, it will not, during the period ending 90 days after the date of the Prospectus, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, (ii) file any registration statement with the Commission relating to the offering of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or (iii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (i), (ii) or (iii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The restrictions contained in this paragraph shall not apply to (A) the issuance by the Company of shares of Common Stock upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof of which the Underwriters have been advised in writing or which is set forth in the Prospectus; (B) transactions by any person other than the Company relating to shares of Common Stock or other securities acquired in open market transactions after the completion of the offering of the Shares; (C) the grant of options or the issuance of shares of Common Stock by the Company to employees, officers, directors, advisors or consultants pursuant to an employee benefit plan described in the Prospectus; or (D) the filing of any registration statement on Form S-8 in respect of any employee benefit plan described in the Prospectus.

          (d) Notwithstanding the foregoing, if (i) during the last 17 days of the 90-day restricted period the Company issues an earnings release or material news or a material event relating to the Company occurs, or (ii) prior to the expiration of the 90-day restricted period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the 90-day period, the restrictions imposed on the Company by Section 3(c) above shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.

     4. Terms of Public Offering. The Selling Shareholders are advised by you that the Underwriters propose to make a public offering of their respective portions of the Shares as soon after the Registration Statement and this Agreement have become effective as in your judgment is advisable. The Selling Shareholders are further advised by you that the Shares are to be offered to the public initially at $[ ] a share (the “Public Offering Price”) and to certain dealers selected by you at a price that represents a concession not in excess of $[ ] a share under the Public Offering Price.

     5. Payment and Delivery. Payment for the Firm Shares to be sold by the Selling Shareholders shall be made to such Selling Shareholders in federal or other funds immediately available in New York City against delivery of such Firm Shares for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on July [ ], 2005, or at such other time on the same or such other date, not later than July [ ], 2005 as shall be designated in writing by you. The time and date of such payment are hereinafter referred to as the “Closing Date.”

Payment for any Additional Shares shall be made to TBI in federal or other funds immediately available in New York City against delivery of such Additional Shares for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on the date specified in the corresponding notice described in Section 3 or at such other time on the same or on such other date, in any event not later than July [ ], 2005, as shall be designated in writing by you.

The Firm Shares and Additional Shares shall be registered in such names and in such denominations as you shall request in writing not later than one full business day prior to the Closing Date or the applicable Option Closing Date, as the case may be. The Firm Shares and Additional Shares shall be delivered to you on the Closing Date or an Option Closing Date, as the case may be, for the respective accounts of the several Underwriters, with any transfer taxes payable in connection with the transfer of the Shares to the Underwriters duly paid, against payment of the Purchase Price therefor.

     6. Conditions to the Underwriters’ Obligations. The obligations of the Selling Shareholders to sell the Shares to the Underwriters and the several obligations of the Underwriters to purchase and pay for the Shares on the Closing Date are subject to the condition that the Registration Statement shall have become effective not later than 5:30 pm (New York City time) on the date hereof.

The several obligations of the Underwriters are subject to the following further conditions:

          (a) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date:

            (i) there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the Company’s securities by any “nationally recognized statistical rating organization,” as such term is defined for purposes of Rule 436(g)(2) under the Securities

Act; and

            (ii) there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the WellCare Group, from that set forth in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement) that, in your judgment, is material and adverse and that makes it, in your judgment, impracticable to market the Shares on the terms and in the manner contemplated in the Prospectus.

          (b) The Underwriters shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of the Company, to the effect set forth in Section 6(a)(i) above and to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Date, the Company has complied in all material respects with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the Company’s knowledge, threatened.

          The officer signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened.

          (c) The Underwriters shall have received on the Closing Date an opinion of Hogan & Hartson L.L.P., outside counsel for the Company and counsel for the Management Selling Shareholders, dated the Closing Date, in a form reasonably acceptable to the Underwriters, which shall be attached as Exhibit A hereto.

          (d) The Underwriters shall have received on the Closing Date an opinion of General Counsel for the Company, dated the Closing Date, in a form reasonably acceptable to the Underwriters, which shall be attached as Exhibit B hereto.

          (e) The Underwriters shall have received on the Closing Date an opinion of Kirkland & Ellis LLP, counsel for TBI, dated the Closing Date, substantially in the form attached as Exhibit C hereto.

          (f) The Underwriters shall have received on the Closing Date an opinion of Ropes & Gray LLP, counsel for the Underwriters, dated the Closing Date, substantially in the form attached as Exhibit D hereto.

          (g) With respect to Section 6(e) above, Kirkland & Ellis LLP may rely upon an opinion or opinions of other counsel for any Selling Shareholder and, with respect to factual matters and to the extent such counsel deems appropriate, upon the representations of each Selling Shareholder contained herein and in the Custody Agreement and Power of Attorney of such Selling Shareholder, as applicable, and in other documents and instruments; provided that (A) each such counsel for the Selling Shareholders is satisfactory to your counsel, (B) a copy of each opinion so relied upon is delivered to you and is in form and substance satisfactory to your counsel, (C) copies of such Custody Agreements and Powers of Attorney and of any such other documents and instruments shall be delivered to you and shall be in form and substance satisfactory to your counsel and (D) Kirkland & Ellis LLP shall state in their opinion that they are justified in relying on each such other opinion. With respect to Section 6(c) above, Hogan & Hartson L.L.P. may rely, with respect to factual matters and to the extent such counsel deems appropriate, upon the representations of the Company contained herein and in other documents and instruments; provided that copies of such other documents and instruments shall be delivered to you and shall be in form and substance satisfactory to your counsel.

The opinions of Hogan & Hartson L.L.P., General Counsel for the Company and Kirkland & Ellis LLP described in Sections 6(c), 6(d) and 6(e) above shall be rendered to the Underwriters at the request of the Company or one or more of the Selling Shareholders, as the case may be, and shall so state therein.

          (h) The Underwriters shall have received, on each of the date hereof and the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Underwriters, from Deloitte & Touche LLP, independent public accountants, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus; provided that the letter delivered on the Closing Date shall use a “cut-off date” not earlier than the date hereof.

          (i) The “lock-up” agreements, each substantially in the form of Exhibit E hereto except as you may otherwise agree, between you and certain shareholders, officers and directors of the Company relating to sales and certain other dispositions of shares of Common Stock or certain other securities, delivered to you on or before the date hereof, shall be in full force and effect on the Closing Date.

          (j) The Shares shall have been approved for listing on the NYSE, subject only to official notice of issuance.

The several obligations of the Underwriters to purchase Additional Shares hereunder are subject to the delivery to you on the applicable Option Closing Date of such documents as you may reasonably request with respect to the good standing of the Company and the due authorization and issuance of the Additional Shares to be sold on such Option Closing Date and other matters related to the issuance of such Additional Shares.

     7. Covenants of the Company. In further consideration of the agreements of the Underwriters herein contained, the Company covenants with each Underwriter as follows:

          (a) To furnish to you, without charge, five signed copies of the Registration Statement (including exhibits thereto) and for delivery to each other Underwriter a conformed copy of the Registration Statement (without exhibits thereto) and to furnish to you in New York City, without charge, prior to 10:00 a.m. New York City time on the business day next succeeding the date of this Agreement and during the period mentioned in Section 7(c) below, as many copies of the Prospectus and any supplements and amendments thereto or to the Registration Statement as you may reasonably request.

          (b) Before amending or supplementing the Registration Statement or the Prospectus, to furnish to you a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which you reasonably object, and to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule.

          (c) If, during such period after the first date of the public offering of the Shares as in the opinion of counsel for the Underwriters the Prospectus is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses you will furnish to the Company) to which Shares may have been sold by you on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with law.

          (d) To endeavor to qualify the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request.

          (e) To make generally available to the Company’s security holders and to you as soon as practicable an earning statement covering the twelve-month period ending June [ ], 2006 that satisfies the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

     8. Expenses. Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, the Company agrees to pay or cause to be paid all expenses incident to the performance of their obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company’s counsel, the Company’s accountants and counsel for the Selling Shareholders in connection with the registration and delivery of the Shares under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any preliminary prospectus, the Prospectus and amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified; (ii) all costs and expenses related to the transfer and delivery of the Shares to the Underwriters, including any transfer or other taxes payable thereon; (iii) the cost of printing or producing any Blue Sky or Legal Investment memorandum in connection with the offer and sale of the Shares under state securities laws and all expenses in connection with the qualification of the Shares for offer and sale under state securities laws as provided in Section 7(d) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky or Legal Investment memorandum; (iv) all filing fees and the reasonable fees and disbursements of counsel to the Underwriters incurred in connection with the review and qualification of the offering of the Shares by the NASD; (v) the cost of printing certificates representing the Shares; (vi) the costs and charges of any transfer agent, registrar or depositary;

(vii) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Shares, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and the cost of any aircraft chartered in connection with the road show (it being understood that the Underwriters shall be responsible for paying travel and lodging expenses of the representatives of the Underwriters, one-half of the cost of any aircraft chartered in connection with the road show, and for any ground transportation used by representatives of the Company or the Underwriters in connection with the road show); (viii) the document production charges and expenses associated with printing this Agreement; and (ix) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section. It is understood, however, that except as provided in this Section, Section 9 entitled “Indemnity and Contribution,” and the last paragraph of Section 11 below, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel, stock transfer taxes payable on resale of any of the Shares by them and any advertising expenses connected with any offers they may make.

The provisions of this Section shall not supersede or otherwise affect any agreement that the Company and the Selling Shareholders may otherwise have for the allocation of such expenses among themselves.

     9. Indemnity and Contribution.

          (a) Each of the Company and the Management Selling Shareholders, severally and not jointly, agrees to indemnify and hold harmless each Underwriter, each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act and each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus, the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein; provided, however, that the foregoing indemnity agreement with respect to any preliminary prospectus shall not inure to the benefit of any Underwriter from whom the person asserting such losses, claims, damages or liabilities purchased Shares, or any person controlling such Underwriter, if it is established that a copy of the Prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Underwriter to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the Shares to such person, and if the Prospectus

(as so amended or supplemented) would have cured the defect giving rise to such losses, claims, damages or liabilities; and provided, further, that the liability of each Management Selling Shareholder under such Management Selling Shareholder’s representations and warranties contained in Sections 2(b)(vi)(A) and 2(b)(vii) hereof and under this paragraph (a) shall be limited to an amount equal to the net proceeds received by such Management Selling Shareholder from the sale of such Management Selling Shareholder’s Shares.

          (b) The Company agrees to indemnify and hold harmless TBI and each person, if any, who controls TBI within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, in each case from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to TBI furnished to the Company in writing by TBI expressly for use therein.

          (c) TBI agrees to indemnify and hold harmless (i) each Underwriter and each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act and (ii) the Company, the directors of the Company, the officers of the Company who sign the Registration Statement and each person, if any, who controls the Company or any Selling Stockholder within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, in each case from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only with reference to information relating specifically to TBI, as set forth under the caption “Principal and Selling Stockholders” (including the notes thereto); provided, however, that the foregoing indemnity agreement with respect to any preliminary prospectus shall not inure to the benefit of any Underwriter from whom the person asserting such losses, claims, damages or liabilities purchased Shares, or any person controlling such Underwriter, if it is established that a copy of the Prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Underwriter to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the Shares to such person, and if the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such losses, claims, damages or liabilities; and provided, further, that with respect to any amount due an indemnified person under this paragraph (b), TBI shall be liable only to the extent of the net proceeds received by TBI from the sale of TBI’s Shares.

          (d) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, the Selling Shareholders, the directors of the Company, the officers of the Company who sign the Registration Statement and each person, if any, who controls the Company or any Selling Shareholder within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only with reference to information relating to such Underwriter furnished to the Company in writing by such Underwriter through you expressly for use in the Registration Statement, any preliminary prospectus, the Prospectus or any amendments or supplements thereto.

          (e) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 9(a), 9(b), 9(c) or 9(d) such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for (A) the fees and expenses of more than one separate firm (in addition to any local counsel) for all Underwriters and all persons, if any, who control any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act or who are affiliates of any Underwriter within the meaning of Rule 405 under the Securities Act, (B) the fees and expenses of more than one separate firm (in addition to any local counsel) for the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either such Section; (C) the fees and expenses of more than one separate firm (in addition to any local counsel) for the Management Selling Shareholders and all persons, if any, who control any such Selling Shareholder within the meaning of either such Section, and that all such fees and expenses shall be reimbursed as they are incurred; and (D) the fees and expenses of more than one separate firm (in addition to any local counsel) for TBI and all persons who control TBI within the meaning of either such Section, and that all such fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the Underwriters and such control persons and affiliates of any Underwriters, such firm shall be designated in writing by Morgan Stanley. In the case of any such separate firm for the Company, and such directors, officers and control persons of the Company, such firm shall be designated in writing by the Company. In the case of any such separate firm for the Management Selling Shareholders and such control persons of such Management Selling Shareholders, such firm shall be designated in writing by the persons named as attorneys in fact for such Management Selling Shareholders under the Powers of Attorney. In the case of any such separate firm for TBI and such control persons of TBI, such firm shall be designated in writing by TBI. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (1) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (2) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

          (f) To the extent the indemnification provided for in Section 9(a), 9(b), 9(c) or 9(d) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party or parties on the other hand from the offering of the Shares or (ii) if the allocation provided by clause 9(f)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 9(f)(i) above but also the relative fault of the indemnifying party or parties on the one hand and of the indemnified party or parties on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Selling Shareholders on the one hand and the Underwriters on the other hand in connection with the offering of the Shares shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Shares (before deducting expenses) received by each Selling Shareholder and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate Public Offering Price of the Shares. The relative fault of the Selling Shareholders and the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Selling Shareholders and the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters’ respective obligations to contribute pursuant to this Section 9 are several in proportion to the respective number of Shares they have purchased hereunder, and not joint. In no event shall the liability of TBI under this Section 9(f) exceed the amount that TBI would have been required to pay under Section 9(c) had such indemnification been held to be available thereunder.

          (g) The Selling Shareholders, the Company and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 9(f). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 9, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 9 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity. The provisions of this Section 9 shall not supersede or otherwise affect any agreement that the Selling Shareholders and the Company may otherwise have with respect to indemnification between them.

          (h) The indemnity and contribution provisions contained in this Section 9 and the representations, warranties and other statements of the Company and the Selling Shareholders contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter, any person controlling any Underwriter or any affiliate of any Underwriter, any Selling Shareholder or any person controlling any Selling Shareholder, or the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Shares.

     10. Termination. The Underwriters may terminate this Agreement by notice given by you to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on, or by, as the case may be, either the NYSE or the Nasdaq National Market; (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market; (iii) a material disruption in securities settlement, payment or clearance services in the United States shall have occurred; (iv) any moratorium on commercial banking activities shall have been declared by Federal or New York State authorities; or (v) there shall have occurred any outbreak or escalation of hostilities, or any change in financial markets or any calamity or crisis that, in your judgment, is material and adverse and which, singly or together with any other event specified in this clause (v), makes it, in your judgment, impracticable or inadvisable to proceed with the offer, sale or delivery of the Shares on the terms and in the manner contemplated in the

Prospectus.

     11. Effectiveness; Defaulting Underwriters. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

If, on the Closing Date or an Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Shares that it has or they have agreed to purchase hereunder on such date, and the aggregate number of Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of the Shares to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the number of Firm Shares set forth opposite their respective names in Schedule II bears to the aggregate number of Firm Shares set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as you may specify, to purchase the Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the number of Shares that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 11 by an amount in excess of one-ninth of such number of Shares without the written consent of such Underwriter. If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Firm Shares and the aggregate number of Firm Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Firm Shares to be purchased, and arrangements satisfactory to you and the Selling Shareholders for the purchase of such Firm Shares are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter, the Company or the Selling Shareholders. In any such case either you or the relevant Selling Shareholders shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and in the Prospectus or in any other documents or arrangements may be affected. If, on an Option Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Additional Shares and the aggregate number of Additional Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Additional Shares to be purchased on such Option Closing Date, the non-defaulting Underwriters shall have the option to (i) terminate their obligation hereunder to purchase the Additional Shares to be sold on such Option Closing Date or (ii) purchase not less than the number of Additional Shares that such non-defaulting Underwriters would have been obligated to purchase in the absence of such default. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Company or any Selling Shareholder to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company or any Selling Shareholder shall be unable to perform its obligations under this Agreement, the Company and the Selling Shareholder will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the reasonable fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.

     12. Counterparts. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

     13. Applicable Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

     14. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

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Very truly yours,

WELLCARE HEALTH PLANS, INC.

By:

Thaddeus Bereday Senior Vice President and General Counsel

TOWERBROOK INVESTORS L.P.

By:

Jennifer Glassman Attorney-in-Fact

The Selling Shareholders named in Schedule I-B hereto, acting severally

By:

Thaddeus Bereday Attorney-in-Fact

Accepted as of the date hereof

Morgan Stanley & Co. Incorporated
Lehman Brothers Inc.
SG Cowen & Co., LLC
UBS Securities LLC
Wachovia Capital Markets, LLC

Acting severally on behalf of themselves and the several
    Underwriters named in Schedule II hereto.

By:	Morgan Stanley & Co. Incorporated

By:

William Blais Managing Director

SCHEDULE I-A

	Number of
	Shares To	Number of Additional
Selling Shareholder	Be Sold	Shares to be Sold

TowerBrook Investors L.P.	6,000,000	975,000
Total	6,000,000	975,000

SCHEDULE I-B

Number of Shares
Selling Shareholder	To Be Sold

Todd S. Farha	219,000
Regina Herzlinger	5,000
Kevin Hickey	5,000
Alif Hourani	5,000
Ruben Jose King-Shaw, Jr.	5,000
Paul Behrens	64,000
Thaddeus Bereday	48,000
Heath Schiesser	65,000
Rupesh Shah	45,000
Jeffrey A. Potter	17,000
Jack N. Shoemaker	7,000
Randall D. Zomermaand	15,000
Total	500,000

SCHEDULE II

Number of Firm Shares
Underwriter	To Be Purchased
Morgan Stanley & Co. Incorporated
Lehman Brothers Inc.
SG Cowen & Co., LLC
UBS Securities LLC
Wachovia Capital Markets, LLC
Total:	6,500,000

EXHIBIT A

OPINION OF HOGAN & HARTSON L.L.P.

EXHIBIT B

OPINION OF THE GENERAL COUNSEL FOR THE COMPANY

EXHIBIT C

OPINION OF KIRKLAND & ELLIS LLP

EXHIBIT D

OPINION OF ROPES & GRAY LLP

EXHIBIT E

FORM OF LOCK-UP LETTER

June___, 2005

Morgan Stanley & Co. Incorporated
Lehman Brothers Inc.
SG Cowen & Co., LLC
UBS Securities LLC
Wachovia Capital Markets, LLC

c/o	Morgan Stanley & Co. Incorporated 1585 Broadway New York, New York 10036

Dear Sirs and Mesdames:

The undersigned understands that Morgan Stanley & Co. Incorporated (“Morgan Stanley”) proposes to enter into an Underwriting Agreement (the “Underwriting Agreement”) with WellCare Health Plans, Inc., a Delaware corporation (the “Company”), providing for the public offering (the “Public Offering”) by the several Underwriters, including Morgan Stanley (the “Underwriters”), of 6,500,000 shares (the “Shares”) of the common stock, par value $.01 per share, of the Company (the “Common Stock”).

To induce the Underwriters that may participate in the Public Offering to continue their efforts in connection with the Public Offering, the undersigned hereby agrees that, without the prior written consent of Morgan Stanley on behalf of the Underwriters, it will not, during the period commencing on the date hereof and ending 90 days after the date of the final prospectus relating to the Public Offering (the “Prospectus”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (a) transactions relating to shares of Common Stock or other securities acquired in open market transactions after the completion of the Public Offering, (b) transfers of shares of Common Stock or any security convertible into Common Stock as a bona fide gift or gifts or in connection with estate planning, (c) distributions or transfers of shares of Common Stock or any security convertible into Common Stock to limited partners, stockholders or controlled affiliates of the undersigned or (d) the establishment of a trading plan pursuant to Rule 10b5-1 under the Securities Exchange Act of 1934, as amended, provided that no sales or other transfers occur under such plan during the restricted period referred to above in this paragraph; provided that in the case of any transfer or distribution pursuant to clause (b) or (c) each donee, distributee or transferee shall sign and deliver a lock-up letter substantially in the form of this letter. In addition, the undersigned agrees that, without the prior written consent of Morgan Stanley on behalf of the Underwriters, it will not, during the period commencing on the date hereof and ending 90 days after the date of the Prospectus, make any demand for or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the undersigned’s share of Common Stock except in compliance with the foregoing restrictions.

If:

(1)      during the last 17 days of the 90-day restricted period the Company issues an earnings release or material news or a material event relating to the Company occurs; or

(2)      prior to the expiration of the 90-day restricted period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the 90-day period, the restrictions imposed by this letter shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.

The undersigned understands that the Company and the Underwriters are relying upon this agreement in proceeding toward consummation of the Public Offering. The undersigned further understands that this agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors and assigns.

Whether or not the Public Offering actually occurs depends on a number of factors, including market conditions. Any Public Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company and the Underwriters. This agreement shall automatically terminate if the purchase of the Firm Shares (as defined in the Underwriting Agreement) pursuant to the Underwriting Agreement is not completed within 10 business days of the date of the Prospectus.

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Very truly yours,

(Name)

(Address)